UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  October 24, 2008

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 24, 2008, the Board of Directors of Micro Component Technology, Inc. (the “Company”) appointed John Moon, age 49, to serve as the Company’s Chief Operating Officer.  Mr. Moon has served as a consultant to the Company since May 2008, pursuant to a Consulting Agreement entered into at that time between the Company and Mr. Moon’s wholly-owned company, LMWH Management Partners, LLC.  Mr. Moon was retained as a consultant at the recommendation of the Company’s secured lender, Laurus Master Funds, Ltd.  Mr. Moon receives a consulting fee of $15,000 per month. He was also granted a nonqualified stock option to purchase 3,000,000 shares of common stock at an exercise price of $0.11 per share.  The option vests and becomes exercisable upon the satisfaction of certain time-based and performance conditions.  Copies of Mr. Moon’s Consulting Agreement and Stock Option Agreement were filed as exhibits to the Company’s Form 10-Q for the quarter ended June 28, 2008.  Mr. Moon has extensive experience in the semiconductor, venture capital, communications, and IT industries.  During the past five years, he has held the following positions: July 2006 to present, LMWH Management Partners, LLC, Managing Partner; January 2002 to June 2006, Magnolia Broadband, Inc., Senior Vice-President of Corporate Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date: October 30, 2008

By: /s/ Bruce R. Ficks
(Bruce R. Ficks, Chief Financial Officer)